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[Fleet Bank Logo]                                                   Exhibit 10.5

       Inventory and Accounts Receivable Security Agreement (Short Form)

                                April 22, 1999


     To secure the due payment and performance of all of the liabilities and obligations hereunder of the undersigned, herein called "Borrower", to Fleet National Bank, hereinafter called "Bank", and all other liabilities and obligations of Borrower to Bank of every name and nature whatsoever, direct or indirect, absolute or contingent, now existing or hereafter arising or acquired, including, without limitation, the due payment and performance of all liabilities and obligations under any and all notes, all hereinafter called "Obligations", the Borrower hereby grants to Bank a continuing security interest in:

          (a) All accounts, contracts, contract rights (provided that, as used herein, "contracts" and "contract rights" shall not be deemed to include any of the Borrower's leases of real estate or any rights of the Borrower under such leases), notes, bills, drafts, acceptances, general intangibles (excluding, however, patents, trademarks, copyrights and other similar items of intellectual property), choses in action, and all other debts, obligations and liabilities, in whatever form, owing to Borrower from any person, firm or corporation, or any other legal entity, whether now existing or hereafter arising, now or hereafter received by or belonging or owing to Borrower, for goods sold by it or for services rendered by it or however otherwise same may have been established or created, all guarantees and securities therefor, all right, title and interest of Borrower in the merchandise or services which gave rise thereto, including the rights of reclamation and stoppage in transit, all rights of an unpaid seller of merchandise or services, and in the proceeds thereof, including, without limitation, all proceeds of credit, fire or other insurance, and any tax refunds.

          (b) All goods, merchandise, raw materials, goods and work in process, finished goods and other tangible personal property, now owned or hereafter acquired and held for sale or lease, or furnished or to be furnished under contract of service, or used or consumed in Borrower's business and in the products and proceeds thereof, including, without limitation, all proceeds of fire or other insurance. This portion of the collateral being sometimes referred to as "Inventory".

     All of the accounts and other property as set forth in (a) above and inventory as set forth in (b) above are hereinafter referred to collectively as "Collateral".

     The Collateral and all proceeds and products thereof shall be security for all Obligations. Until all Obligations have been fully satisfied, Bank's security interest in the Collateral and all proceeds and products thereof, shall continue in full force and effect and Bank will at all times after the occurrence and during the continuance of an Event of Default (as defined in the Letter Agreement of even date between Bank
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and Borrower) have the right to take physical possession of the Inventory and to maintain such possession on Borrower's premises or to remove the inventory or any part thereof to such other places as Bank may desire. If Bank exercises Bank's right to take possession of the Inventory, Borrower shall, upon Bank's demand, assemble the Inventory and make it available to Bank at a place reasonably convenient to Bank.

     If Borrower shall fail to pay, when due, any of the Obligations which failure continues uncured beyond the expiration of any applicable notice and/or grace period or shall fail to observe or perform any of the provisions of this Agreement or any other agreement now or hereafter entered into between Bank and Borrower which failure continues uncured beyond the expiration of any applicable notice and/or grace period, Borrower shall be in default hereunder. In the event of such default all Obligations of Borrower to Bank shall, at the option of the Bank, and without notice to or demand upon Borrower become and be immediately due and payable and thereupon Bank may exercise any and all rights and remedies of a secured party available under the Uniform Commercial Code and all other applicable law.

     Borrower represents, warrants and covenants that all Inventory is and will be owned by Borrower, free of all other liens and encumbrances, and shall be kept by Borrower at 10 Elizabeth Drive, Chelmsford, MA 01824 or other locations as contemplated by (S) 4.10 of the Letter Agreement and that Borrower shall not (without Bank's prior written approval) remove the Inventory therefrom except for the purposes of sale in the ordinary course of business.

     Except for sales made in the ordinary course of business, Borrower shall not sell, encumber, grant a security interest in or dispose of or permit the sale, encumbrance or disposal of any Collateral without Bank's prior written consent. A sale in the ordinary course of business shall not include a transfer in total or partial satisfaction of a debt.

     Borrower shall perform any and all steps requested by Bank to perfect Bank's security interest in the Collateral, such as leasing warehouses to Bank or its designee, placing and maintaining signs, appointing custodians, executing and filing financing or continuation statements in form and substance satisfactory to Bank. If any Inventory is in the possession or control of any of Borrower's agents or processors, Borrower shall notify such agents or processors of Bank's interest therein, and upon request instruct them to hold all such Inventory for Bank's account and subject to Bank's instructions. A physical listing of all Inventory, wherever located, shall be taken by Borrower whenever requested by Bank, and a copy of each such physical listing shall be supplied to Bank. Bank may examine and inspect the Inventory at any time, at the times and upon the notice provided for in the aforesaid Letter Agreement.

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     Borrower agrees to keep all the Inventory insured with coverage and amounts not less than that usually carried by one engaged in a like business and in any event not less than that reasonably required by Bank with loss payable to the Bank and Borrower, as their interests may appear, hereby appointing Bank (effective after the occurrence and during the continuance of any Event of Default) as attorney for Borrower in obtaining, adjusting, settling and cancelling such insurance and endorsing any drafts. All premiums on such insurance shall be paid by Borrower and the policies delivered to Bank. If Borrower fails to do so, Bank may procure such insurance and charge the cost to Borrower's loan account. As further assurance for the payment and performance of the Obligations, Borrower hereby assigns to Bank as further collateral for the Obligations all sums including returned or unearned premiums, which may become payable under any policy of insurance on the Collateral and Borrower hereby directs each insurance company issuing any such policy to make payment of such sums directly to Bank. So long as no Event of Default (as defined in the Letter Agreement) has occurred and is then continuing, the Bank will promptly release to the Borrower insurance proceeds actually received by the Bank to the extent that same are used by the Borrower for the repair and/or replacement of any Collateral damaged or destroyed by any insured casualty.

     If in the event of the sale of the Collateral the proceeds thereof are insufficient to pay all amounts to which Bank is legally entitled, Borrower will be liable for the deficiency, together with interest thereon and the reasonable fees of any attorney employed by Bank to collect such deficiency.

     Bank shall have the right to enforce any remedies hereunder alternatively, successively or concurrently. A waiver of any default of Borrower shall not be a waiver of any subsequent, similar or other default. No delay in the exercise of any of Bank's rights or remedies hereunder shall constitute a waiver of such right or remedy or of any other right or remedy.

     This Agreement shall not be construed to be in limitation of or in substitution for any other grant of security interest from Borrower to Bank made prior to or contemporaneously herewith, and no other such grant of a security interest made subsequent to or contemporaneously herewith shall be construed to be in limitation of or in substitution for this Agreement unless expressly and specifically provided therein.

     This Agreement shall take effect as a sealed instrument, shall be governed by and construed according to the laws of the Commonwealth of Massachusetts, shall be binding upon the heirs, executors, administrators, successors and assigns of Borrower and shall inure to the benefit of the successors and assigns of Bank.

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Witnessed by:                      Sycamore Networks, Inc.
                                   ---------------------------------------------
                                            BORROWER

________________________________   By:   /s/ Dan Smith
                                       -----------------------------------------
                                        Its President
                                             TITLE

                                   Address:  10 Elizabeth Drive
                                           -------------------------------------
FLEET NATIONAL BANK                               NUMBER AND STREET

                                             Chelmsford, MA  01824
                                   ---------------------------------------------
By:  /s/ Illegible                           CITY, COUNTRY AND STATE
   -----------------------------
Its:

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                  RIDER TO INVENTORY AND ACCOUNTS RECEIVABLE
                            SECURITY AGREEMENT FROM
                            SYCAMORE NETWORKS, INC.
                            TO FLEET NATIONAL BANK

     The foregoing Inventory and Accounts Receivable Security Agreement (the "IAR Security Agreement") is modified as follows:

     1. Clause (a) of the first grammatical paragraph of the IAR Security Agreement is modified by inserting therein, immediately after the words "contract rights", the following:

          "(provided that, as used herein, 'contracts' and 'contract rights' shall not be deemed to include any of the Borrower's leases of real estate or any rights of the Borrower under such leases)"

     2. The first sentence of the fourth grammatical paragraph of the IAR Security Agreement is modified by inserting therein, immediately after the words "any of the Obligations", the following:

          "which failure continues uncured beyond the expiration of any applicable notice and/or grace period"

     3. The first sentence of the fourth grammatical paragraph of the IAR Security Agreement is further modified by inserting therein, immediately after the words "Bank and Borrower", the following:

          "which failure continues uncured beyond the expiration of any applicable notice and/or grace period"


     4. The fifth grammatical paragraph of the IAR Security Agreement is modified by inserting therein, immediately after the words "Chelmsford, MA 01824", the following:

          "or other locations as contemplated by (S)4.10 of the Letter
          Agreement"

     5. The period at the end of the seventh grammatical paragraph of the IAR Security Agreement is deleted and the following is substituted in its stead:

          ", at the times and upon the notice provided for in the aforesaid Letter Agreement."

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     6.   The first sentence of the eighth grammatical paragraph of the IAR
Security Agreement is modified by inserting therein, immediately after the words "appointing Bank", the following:

          "(effective after the occurrence and during the continuance of any Event of Default)"

     7. The last sentence of the eighth grammatical paragraph of the IAR Security Agreement is modified by inserting therein, immediately after the words "assigns to Bank", the following:

          "as further collateral for the Obligations"

     8. The eighth grammatical paragraph of the IAR Security if further modified by adding, at the end of such paragraph, the following:

          "So long as no Event of Default (as defined in the Letter Agreement) has occurred and is then continuing, the Bank will promptly release to the Borrower insurance proceeds actually received by the Bank to the extent that same are used by the Borrower for the repair and/or replacement of any Collateral damaged or destroyed by any insured casualty."

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